PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (this "Agreement") is made and entered into as of the 12th day of March, 2020 (the "Effective Date"), by and between CENTRAL EUROPEAN DRILLING Kft, a duly organized Hungarian corporation ("Seller"), and ZION OIL & GAS, INC., a Delaware corporation, ("Buyer"). Seller and Buyer are sometimes individually referred to herein as a "party" and collectively referred to herein as the "parties." All exhibits attached hereto are made a part hereof for all purposes.

RECITALS

WHEREAS, Seller is the owner of and desires to sell and convey to Buyer, and Buyer desires to purchase and receive from Seller, that certain 3H Shanghai JC50-DB-2 Cantilever oil and natural gas drilling rig known internally as the I-35 rig (the "Rig") and all related heavy 5" drill pipe and other items of equipment and excess inventory more particularly described in Exhibits B-1 to B-3 and currently located at a storage yard in Baicoi, Romania (the Rig and the related items of equipment and excess inventory are collectively referred to as the "Assets"), in accordance with the terms and conditions of this Agreement;

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by the parties hereto, Seller and Buyer hereby agree as follows:

ARTICLE 1
Purchase and Sale

1.1 Purchase and Sale. Subject to the terms and conditions of this Agreement, on the Closing Date (hereinafter defined), Seller agrees to sell, convey, assign, transfer and deliver to Buyer, and Buyer agrees to purchase from Seller, all of Seller's right, title and interest in and to the Assets.

1.2 Purchase Price. The aggregate purchase price (the "Purchase Price") for the Assets is Five Million Six Hundred Thousand and 00/100 Dollars (US$5,600,000.00), subject to adjustment as provided herein in Section 2.7. The Purchase Price shall be payable as follows:

(a) On or prior to the Effective Date, as a condition precedent to the effectiveness of this Agreement, Two Hundred Fifty Thousand and 00/100 Dollars (US$250,000.00) of the Purchase Price was paid by Buyer to Seller by wire transfer of immediately available funds in accordance with wire transfer instructions provided in writing by Seller (the "Earnest Money") which Seller hereby acknowledges receipt of same;

(b) On the Closing Date, (i) Four Million Three Hundred Fifty Thousand and 00/100 Dollars (US$4,350,000.00) of the Purchase Price will be paid by Buyer to Seller by wire transfer of immediately available funds in accordance with the Seller's wire transfer instructions provided in Exhibit D (the "Closing Date Payment"); and (ii) the Earnest Money shall be applied by Seller to the Purchase Price, for a total payment to Seller on the Closing Date of Four Million Six Hundred Thousand and 00/100 Dollars ($4,600,000.00).

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(c) On the Closing Date, the sum of One Million and 00/100 Dollars (US$1,000,000.00) (the "Holdback") shall be paid by Buyer to American Stock Transfer & Trust Company LLC (the "Escrow Agent") by wire transfer of immediately available funds for potential adjustment to the Purchase Price pursuant to Section 2.7 and subsequently paid in accordance with the terms of the escrow agreement entered into by the Parties and the Escrow Agent of even date herewith (the "Escrow Agreement").

1.3 INTENTIONALLY OMITTED

1.4 As Is, Where Is, With All Faults Sale. Sale of the Assets shall be on an "AS IS," "WHERE IS," "WITH ALL FAULTS" basis, free and clear of all liabilities, obligations, security interests and encumbrances of any kind whatsoever, subject to Buyer's initial on-location due diligence inspection and potential price adjustment per Article 2.7, but without any further obligation on the part of Seller to load-out or transport the Assets to a different location and without any obligation on the part of the Seller to incur any costs whatsoever, unless otherwise provided for herein; provided, however, Seller shall deliver at Closing certificates of certification for the rig as set forth on Exhibit C, and use its best efforts prior to Closing to obtain and provide any additional information on the certification of the Rig to Buyer.

1.5 Removal of Seller's Name. As soon as practicable before or after the Closing, Seller shall remove from the Assets all signage and other references identifying Seller or any of its affiliates.

1.6 Expenses. All accounts payable and other costs, expenses and liabilities incurred prior to the Time of Transfer (hereinafter defined), with respect to the Assets, will be the sole responsibility of Seller. All accounts payable and other costs, expenses and liabilities incurred by Buyer after the Time of Transfer, with respect to the Assets, will be the sole responsibility of Buyer.

1.7 Revenues. All revenue generated prior to the Time of Transfer, with respect to the Assets, will be the property of Seller. All revenue generated after the Time of Transfer, with respect to the Assets, will be the property of Buyer.

1.8 Taxes. All taxes, duties, charges, liens, registration and other fees on or related to the Assets at time of Closing (hereinafter defined) or created or incurred at Closing as a result of the sale of the Assets to Buyer shall be paid by Seller at or prior to the Closing, and Seller will not permit or allow the imposition or levy of any related liens or claims against any of the Assets. All taxes, duties charges, liens, registration and other fees on or related to the Assets and created or incurred after Closing shall be the responsibility of and paid by Buyer. "Taxes" shall mean any and all taxes, fees, levies, tariff, imposts and other charges of any kind (together with any and all interest, penalties, fines and additions to tax with respect thereto) imposed by any government or taxing authority including, without limitation, taxes or other charges on or with respect to income, franchises, concessions, windfall or other profits, gross receipts, property, sales, use, capital, gains, capital stock or shares, payroll, employment, social security, workers' compensation, unemployment compensation or net worth, including taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added or gains taxes.

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ARTICLE 2
Closing

2.1 Closing. The closing of the transactions contemplated in this Agreement (the "Closing"), shall take place at such time and place as the parties shall mutually agree on or before March 31, 2020. In the event that the conditions set forth in Article 7 have not been satisfied at such time, then the Closing shall be held within seven (7) days upon their satisfaction or waiver. All transactions contemplated by this Agreement shall take place contemporaneously, and no such transaction shall be deemed completed or consummated until all such transactions are completed or consummated. The date on which the Closing actually occurs is referred to herein as the "Closing Date." Transfer of title to the Assets from Seller to Buyer will be deemed to have occurred at 12:01 a.m. (Central Daylight Time-USA) on the Closing Date (the "Time of Transfer").

2.2 Seller's Deliverables at Closing. At Closing, Seller shall deliver to Buyer the following:

(a) a duly executed bill of sale in the form shown on Exhibit A (the "Bill of Sale");

(b) a certificate or certificates of certification for the Rig as set forth on Exhibit C, as well as any additional information on the certification of the Rig it is able to obtain between the Effective Date and the Closing Date;

(c) all associated inventories, data-books, COC's, files and records containing technical support and other information pertaining to the operation of the Assets;

(d) any document, certificate or instrument reasonably requested by Buyer or otherwise necessary to consummate the transactions contemplated by this Agreement;

(e) a corporate resolution from Seller authorizing the sale of the Assets and any related actions by Seller to complete that sale;

(f) a certificate of good standing for Seller from the jurisdiction in which Seller is incorporated;

(g) a Closing Certificate from Seller certifying that all representations and warranties of Seller made in or pursuant to this Agreement were true and correct when made and are true and correct as of the Closing, there has been no material adverse change to the Assets between the Effective Date and the Closing Date, and there has been no adverse governmental or regulatory change affecting the Assets between the Effective Date and the Closing Date.

2.3 Buyer's Deliverables at Closing. At Closing, Buyer shall deliver to Seller the following:

(a) the Closing Date Payment; and

(b) any document, certificate or instrument reasonably requested by Seller or otherwise necessary to consummate the transactions contemplated by this Agreement.

2.4 Closing Delivery; Risk of Loss. Seller shall allow Buyer to store the Assets, at Buyer's risk of loss, at the premises where the Assets are currently located ("Seller's Yard") at no charge until April 30, 2020, and hereby grants Buyer access to Seller's Yard to conduct training on, maintain and relocate the Assets. With respect to the Assets, subject to the provisions herein, risk of loss, damage, claim, liability or other matters including, without limitation, all liabilities arising from any accident, personal injury, death, property damage or other claim related to operation, transport, use or storage of, or any other activity with respect to the Assets will pass from Seller to Buyer at the Time of Transfer, even if Buyer has not yet taken delivery of such Assets. At the Time of Transfer and until Buyer takes delivery of the Assets, Buyer shall maintain insurance coverage with respect to the Assets in such types and amounts as are commercially reasonable with respect to equipment of like kind. In the event Buyer fails to remove any of the Assets from Seller's Yard by April 30, 2020, Buyer shall pay Seller storage fees of One Hundred and 00/100 Dollars (US$100.00) per day until all of the Assets are removed from Seller's Yard (the "Yard Rental"). Seller shall invoice Buyer monthly for such Yard Rental, and Buyer shall pay such invoice within thirty (30) days of receipt.

2.5 Casualty Loss. If prior to the Closing Date any of the Assets are damaged by fire, explosion, accident, act of the public enemy, act of God or other event or occurrence (any such act above being referred to as a "Casualty Loss"), then Seller shall promptly notify Buyer after Seller has knowledge of any such event. Seller shall then have the obligation to cure any such Casualty Loss by repairing such damage or replacing the damaged parts with substantially equivalent items no later than the Closing Date. Seller shall be entitled to retain all insurance proceeds and claims against other parties relating to any such Casualty Loss. For the avoidance of doubt, normal wear and tear shall not be considered a Casualty Loss.

2.6 Two Inspection Periods. Buyer or its designated representatives will be permitted for a period of time beginning on the Effective Date and ending on the Closing Date (the "First Inspection") to inspect the Assets including all data-books, API certifications, COC's, service records, inventory records and other information pertaining to the Assets, to determine in Buyer's sole discretion (i) whether all of the Assets are on location in Seller's Yard; (ii) whether all of the Assets are in satisfactory condition; and (iii) to determine whether any of the Assets have suffered a Casualty Loss and, if so, whether such Casualty Loss has been cured to Buyer's satisfaction.

After the Closing Date, Buyer will make all necessary arrangements, at Buyer's sole cost and expense, to transport the Assets as soon as reasonably possible to Buyer's location in the State of Israel. Seller shall simultaneously employ, assemble and transport its rigging crew most familiar with the Rig to Israel and rig up the Rig within thirty (30) days upon its arrival at Buyer's location in Israel to allow Buyer to inspect the Rig (the "Second Inspection") to determine whether all of the Assets are in satisfactory operating condition and meet the Seller's standard rig acceptance criteria (the "Acceptance Criteria") detailed in Exhibit E. All costs and expenses of transporting Seller's rigging crew to Israel and rigging up the Rig shall be borne equally by Buyer and Seller. Buyer is solely liable for all in-country costs of transportation, catering and accommodation in connection with Seller's rigging crew and any Israeli personal income tax. Any rigging down of the Rig will be at the sole cost and expense of Buyer, but the return of the rigging crew to their country of origin shall be at the sole cost and expense of Seller. Seller agrees to provide any information, documents, books and records relating to such Assets as might reasonably be requested by Buyer and to allow Buyer reasonable access to such Assets. Save as otherwise specified herein, each party shall bear its own costs incurred after the Second Inspection.

2.7 Holdback and Deficiency Cost. Buyer will advise Seller verbally and by email if the Rig and any component of it is not in satisfactory operating condition pursuant to the Acceptance Criteria in the Buyer's sole opinion (individually or collectively, the "Deficiency") within four (4) days of completion of the Second Inspection. Buyer and Seller will jointly assess if this Deficiency was pre-existing (prior to Closing Date) or occurred after Closing Date.

If the Deficiency occurred after Closing Date, Buyer will be responsible for all cure at Buyer's cost and this amount will not be deducted from or set-off against Holdback.

In case of a pre-existing Deficiency, within five (5) days of said determination, the Buyer will first give Seller written notice of and the opportunity to cure the Deficiency within a reasonable period of time to be mutually agreed between Buyer and Seller based on extent of the Deficiency at Seller's sole cost. In the event that the Seller does not or cannot cure the Deficiency within the time period agreed between the parties, the Buyer may solicit third party bids to repair and/or replace the Deficiency and reasonably determine the cost (the "Deficiency Cost") of curing the Deficiency by, at Buyer's sole option, repairing and/or replacing the identified part or parts and advise Seller accordingly. If the sum of the Deficiency Cost, if any, is less than the Holdback amount, that sum will be deducted from the Holdback amount, and the remaining balance will be wire transferred to Seller per the Escrow Agreement. If the Deficiency Cost is greater than the Holdback amount, Seller will have no claim or right to any of the Holdback amount, which shall be transferred to Buyer as per the Escrow Agreement, and Seller shall pay to Buyer the difference between the Holdback amount and the Deficiency Cost by wire transfer per Buyer's wiring instructions within five (5) days of Seller's receipt of Buyer's notice of said difference between the Holdback amount and the Deficiency Cost.

Promptly following a) successful completion of the Second Inspection (with no Deficiency identified) or b) resolution of issues (if any) identified during the Second Inspection and a determination regarding disbursement of the Holdback amount consistent with this Article 2.7, and in any event not later than ten (10) days following such successful completion or such resolution / determination, the Parties shall deliver a Joint Written Direction (as defined in the Escrow Agreement) to the Escrow Agent setting out the instructions for the disbursement of the Holdback amount.

ARTICLE 3
Representations, Warranties and Covenants of Seller

Seller hereby represents and warrants to Buyer that the following statements are true and correct as of the Effective Date and will be true and correct at Closing.

3.1 Existence and Good Standing. Seller is a corporation duly organized, validly existing and in good standing under the laws of the Hungary and has all requisite power to enter into and perform this Agreement.

3.2 Authorization; Binding Effect. The execution, delivery and performance by Seller of this Agreement and each of the other agreements and instruments contemplated hereby to which Seller is a party have been duly authorized and approved by all necessary action by Seller, and no further action is necessary on the part of Seller to fully authorize such execution, delivery and performance. This Agreement has been duly authorized, executed and delivered by Seller and constitutes a legal, valid and

binding obligation of Seller and is enforceable against Seller in accordance with its terms, subject to laws affecting generally the enforcement of creditor's rights and to general principles of equity.

3.3 Ownership and No Other Warranties. Seller represents and warrants that it is the lawful owner of the Assets and has the right to sell and convey the Assets to Buyer free and clear of any liens, claims and encumbrances created by, through or under Seller. The transfer of the Assets will not infringe, violate, or misappropriate any copyrights, patents, trademarks, design rights or registrations, trade secrets, confidential information, or similar intellectual property rights of any third party.

3.4 No Brokers. No agent, broker, investment banker, finder, financial advisor or other person is or will be entitled to any broker's or finder's fee or any other commission or similar fee from Seller in connection with the transactions contemplated in this Agreement, and no person is entitled to any fee or commission or like payment in respect thereof based in any way on agreements, arrangements or understandings made by or on Seller's behalf.

3.5 No Litigation. There is no suit, action, arbitration, or administrative or other proceeding or governmental investigation pending or, to Seller's knowledge, threatened against or affecting the Assets or the transactions contemplated hereby. Seller has not received notice of any proceeding, investigation, charge, audit or inquiry pending or, to the Seller's knowledge, threatened, before or by any federal, state, municipal or other governmental court, department, commission, board, bureau, agency or instrumentality relating to Seller's ownership of the Assets.

3.6 Taxes. All taxes currently due and owing (including interest and penalties) on the Assets have been timely paid or will be paid by Seller on or before the Closing.

3.7 No Violation. Neither the execution and delivery of this Agreement, nor the consummation of the transactions provided for herein, will conflict with, or (with or without notice or lapse of time, or both) result in termination, breach, impairment or violation of, (a) any provision of the governing documents of Seller as currently in effect, (b) in any material respect, any contract or other agreement, instrument or commitment pertaining to the Assets to which Seller is a party or by which the Assets are bound, or (c) any law, regulation or ordinance to which Seller or the Assets are bound or affected. The consummation of this Agreement and Buyer's acquisition of the Assets and the exercise of the rights hereunder in and of themselves will not result in the creation of any lien upon the Assets or require the consent of any third party. Seller is not a party to, or otherwise subject to any provisions contained in, any instrument or agreement which restricts or otherwise limits Seller's rights to transfer the Assets or will restrict Buyer's use thereof after transfer to Buyer.

3.8 Operation and Maintenance of Assets. Between the Effective Date and the Time of Transfer, Seller shall: (a) make no material changes to the Assets other than for betterments of the same; and (b) maintain such Assets in a state of repair and condition that is consistent with the condition of such Assets at the time of execution of this Agreement, unless otherwise provided for herein.

3.9 Insurance. Seller has, and will continue to have until Closing, industry standard insurance policies relating to the Assets in full force and effect with no default thereon, whether as to the payment of premium of otherwise.

3.10 No Other Seller Warranties. SELLER MAKES NO WARRANTIES (EXPRESS OR IMPLIED) AND ASSUMES NO RESPONSIBILITY OR LIABILITY REGARDING THE ASSETS, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, COMPLIANCE WITH ANY FOREIGN OR DOMESTIC LAWS, RULES OR REGULATIONS (INCLUDING, BUT NOT LIMITED TO, LAWS, RULES AND REGULATIONS CONCERNING HEALTH, SAFETY AND THE ENVIRONMENT) OR LATENT OR PATENT DEFECTS AND SELLER SHALL IN NO EVENT BE LIABLE TO BUYER FOR ANY BREACH OF WARRANTY, EXPRESS OR IMPLIED, IN FACT OR IN LAW, EXCEPT AS SPECIFICALLY PROVIDED IN THIS AGREEMENT.

SELLER HEREBY EXPRESSLY NEGATES AND DISCLAIMS, BUYER HEREBY WAIVES AND ACKNOWLEDGES THAT SELLER HAS NOT MADE, ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, RELATING TO THE ACCURACY, COMPLETENESS OR MATERIALITY OF ANY INFORMATION, DATA, RECORDS OR OTHER MATERIALS (WRITTEN OR ORAL) FURNISHED TO BUYER BY OR ON BEHALF OF SELLER, INCLUDING, WITHOUT LIMITATION, ANY REPORT OF ANY ENGINEER OR TECHNICAL CONSULTANT, EXCEPT AS SPECIFICALLY PROVIDED IN THIS AGREEMENT.

ARTICLE 4
Representations, Warranties and Covenants of Buyer

Buyer hereby represents and warrants to Seller that the following statements are true and correct as of the Effective Date and will be true and correct at Closing:

4.1 Existence and Good Standing. Buyer is a Delaware corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power to enter into and perform this Agreement.

4.2 Authorization; Binding Effect. The execution, delivery and performance by Buyer of this Agreement and each of the other agreements and instruments contemplated hereby to which Buyer is a party have been duly authorized and approved by all necessary action by Buyer, and no further action is necessary on the part of Buyer to fully authorize such execution, delivery and performance. This Agreement has been duly authorized, executed and delivered by Buyer and constitutes a legal, valid and binding obligation of Buyer and is enforceable against Buyer in accordance with its terms, subject to laws affecting generally the enforcement of creditor's rights and to general principles of equity.

4.3 No Brokers. No agent, broker, investment banker, finder, financial advisor or other person is or will be entitled to any broker's or finder's fee or any other commission or similar fee from Buyer in connection with the transactions contemplated in this Agreement, and no person is entitled to any fee or commission or like payment in respect thereof based in any way on agreements, arrangements or understandings made by or on Buyer's behalf.

4.4 Sophisticated Purchaser. Buyer is a sophisticated purchaser of the Assets, is purchasing the Assets on an "AS IS," "WHERE IS," "WITH ALL FAULTS" basis, and at or prior to Closing will have completed the First Inspection of the Assets, without any warranty, either express or implied, based on its inspection and knowledge of drilling equipment and drilling rigs and not on any representation made by Seller or any

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of its affiliates or representatives as to the physical condition, design, operation or fitness for a particular purpose, provided, however, the provisions of Sections 2.6 and 2.7 shall apply with respect to the Holdback and Second Inspection.

4.5 No Litigation. There is no suit, action, arbitration, or administrative or other proceeding or governmental investigation pending or, to Buyer's knowledge, threatened against or affecting the transactions contemplated hereby. Buyer has not received notice of any proceeding, investigation, charge, audit or inquiry pending or, to Buyer's knowledge, threatened, before or by any federal, state, municipal or other governmental court, department, commission, board, bureau, agency or instrumentality affecting the transactions contemplated hereby. Buyer is not in default with respect to any material order, writ, injunction, or decree of any federal, state, local or foreign court, department, agency or instrumentality.

4.6 No Violation. Neither the execution and delivery of this Agreement, nor the consummation of the transactions provided for herein, will conflict with, or (with or without notice or lapse of time, or both) result in termination, breach, impairment or violation of, (a) any provision of the governing documents of Buyer as currently in effect, (b) any law, regulation or ordinance to which Buyer or its properties or assets are bound or affected or (c) in any material respect, any contract, agreement or other instrument applicable to Buyer or any of its properties or assets.

4.7 Funding. Buyer will have at the Closing all funds necessary to pay the Closing Date Payment and the net amount of the Holdback which will become due pursuant to Section 2.7.

4.8 Payments. All payments due to Seller hereunder shall be made with funds that are from legitimate sources in connection with Buyer's regular business activities and that were not and are not directly or indirectly derived from activities that may contravene laws of any governmental authority, including anti-money laundering laws and regulations. Buyer and its representatives are in compliance with the Foreign Corrupt Practices Act of 1977, as amended.

ARTICLE 5
Post-Closing Agreements

Each Party, as applicable, covenants and agrees to do the following from and after the Closing Date:

5.1 Further Actions. Seller shall execute and deliver at its own expense, such further instruments of transfer and conveyance, documents and certificates as may be reasonably necessary in order to more effectively convey and transfer to Buyer the Assets, to aid and assist in reducing to possession or exercising rights with respect to the Assets, or to consummate any of the transactions contemplated by this Agreement.

5.2 Post-Closing Adjustments. The Parties agree to make any post-closing adjustments to the principal balance of the Purchase Price as contemplated by Sections 2.6 and 2.7.

ARTICLE 6
Indemnification

6.1 Seller Indemnities. SELLER HEREBY AGREES TO BE RESPONSIBLE FOR, PROTECT, INDEMNIFY, DEFEND AND HOLD HARMLESS BUYER, ITS SUBSIDIARIES AND AFFILIATES AND THEIR RESPECTIVE MEMBERS, MANAGERS, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, REPRESENTATIVES, AND INSURERS (COLLECTIVELY, THE "BUYER INDEMNIFIED PARTIES") FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, COSTS AND CAUSES OF ACTION (INCLUDING REASONABLE ATTORNEYS' FEES AND EXPENSES) MADE AGAINST THE ASSETS OR, ALTERNATIVELY, AGAINST ANY BUYER INDEMNIFIED PARTY WHICH RELATE TO: (I) SELLER'S, OR ITS SUBSIDIARIES OR AFFILIATES, OCCUPATION AND USE OF THE ASSETS OR THEIR OWNERSHIP AND OPERATION INCURRED OR LEVIED BY ANY PERSON, ENTITY OR GOVERNMENTAL AUTHORITY; PROVIDED, THAT, SUCH CLAIM, DEMAND, COST OR CAUSE OF ACTION ARISES FROM EVENTS WHICH OCCUR OR ARE DEEMED TO HAVE OCCURRED PRIOR TO THE TIME OF TRANSFER OR (II) ANY BREACH OF ANY OF THE REPRESENTATIONS, WARRANTIES OR COVENANTS OF SELLER CONTAINED IN THIS AGREEMENT.

SELLER SHALL PROTECT, DEFEND, INDEMNIFY AND HOLD HARMLESS THE BUYER INDEMNIFIED PARTIES FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, LOSSES AND CAUSES OF ACTION OF EVERY KIND AND CHARACTER, WITHOUT LIMIT AND WITHOUT REGARD TO THE CAUSE OR CAUSES THEREOF OR THE NEGLIGENCE OR FAULT (ACTIVE OR PASSIVE) OF ANY PARTY OR PARTIES, INCLUDING THE SOLE, JOINT OR CONCURRENT NEGLIGENCE OF A BUYER INDEMNIFIED PARTY, ANY THEORY OF STRICT LIABILITY OR DEFECT OF PREMISES (WHETHER PREEXISTING ON THE DATE OF THIS AGREEMENT), ARISING IN CONNECTION HEREWITH IN FAVOR OF SELLER'S EMPLOYEES, ITS CONTRACTORS OR THEIR EMPLOYEES, OR ITS INVITEES OR AGENTS (OTHER THAN BUYER) ON ACCOUNT OF BODILY INJURY OR DAMAGE TO PROPERTY.

6.2 Buyer Indemnities. BUYER HEREBY AGREES TO BE RESPONSIBLE FOR, PROTECT, INDEMNIFY, DEFEND AND HOLD HARMLESS SELLER, ITS SUBSIDIARIES AND AFFILIATES AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, REPRESENTATIVES AND INSURERS (COLLECTIVELY, THE "SELLER INDEMNIFIED PARTIES") FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, COSTS AND CAUSES OF ACTION (INCLUDING REASONABLE ATTORNEYS' FEES AND EXPENSES) MADE AGAINST THE ASSETS OR, ALTERNATIVELY, AGAINST ANY SELLER INDEMNIFIED PARTY WHICH RELATE TO: (I) BUYER'S OR ITS SUBSIDIARIES OR AFFILIATES, OCCUPATION AND USE OF THE ASSETS OR THEIR OWNERSHIP AND OPERATION INCURRED OR LEVIED BY ANY PERSON, ENTITY OR GOVERNMENTAL AUTHORITY; PROVIDED, THAT, SUCH CLAIM, DEMAND, COST OR CAUSE OF ACTION ARISES FROM EVENTS WHICH OCCUR OR ARE DEEMED TO HAVE OCCURRED AFTER THE TIME OF TRANSFER OR (II) ANY BREACH OF ANY OF THE REPRESENTATIONS, WARRANTIES OR COVENANTS OF BUYER CONTAINED IN THIS AGREEMENT.

BUYER SHALL PROTECT, DEFEND, INDEMNIFY AND HOLD HARMLESS THE SELLER INDEMNIFIED PARTIES FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, LOSSES

AND CAUSES OF ACTION OF EVERY KIND AND CHARACTER, WITHOUT LIMIT AND WITHOUT REGARD TO THE CAUSE OR CAUSES THEREOF OR THE NEGLIGENCE OR FAULT (ACTIVE OR PASSIVE) OF ANY PARTY OR PARTIES, INCLUDING THE SOLE, JOINT OR CONCURRENT NEGLIGENCE OF A SELLER INDEMNIFIED PARTY, ANY THEORY OF STRICT LIABILITY OR DEFECT OF PREMISES (WHETHER PREEXISTING ON THE DATE OF THIS AGREEMENT), ARISING IN CONNECTION HEREWITH IN FAVOR OF BUYER'S EMPLOYEES, ITS SUBCONTRACTORS OR THEIR EMPLOYEES, OR ITS INVITEES OR AGENTS (OTHER THAN SELLER) ON ACCOUNT OF BODILY INJURY OR DAMAGE TO PROPERTY.

6.3 Survival; Limitations. The representations, warranties and covenants of Seller and Buyer contained in this Agreement, or in any certificate, exhibit, schedule or instrument delivered pursuant hereto shall survive the Closing until the thirtieth (30th) day after the expiration of the applicable statute of limitations. The indemnification obligations contained in this Agreement shall terminate as of the termination date of each respective representation, warranty, covenant or agreement that is subject to indemnification, except in each case as to claims with respect to which written notice has been delivered to the affected party prior to such termination date. Notwithstanding anything to the contrary herein, Seller and Buyer's total liability hereunder will not exceed the amounts actually paid by Buyer and received by Seller pursuant to this Agreement; provided, however, that such limitation of liability shall not apply to fraud, gross negligence, or willful misconduct committed by the Buyer or Seller.

ARTICLE 7
Conditions to Closing

Buyer's obligation to consummate the transactions provided for in this Agreement shall be subject to the satisfaction of each of the following conditions on or before the Closing Date, subject to the right of Buyer to waive in writing any one or more of such conditions:

7.1 Representations, Warranties and Covenants of Seller. All representations and warranties of Seller contained in this Agreement, to the extent qualified with respect to materiality, shall be true and correct in all respects, and to the extent not so qualified, shall be true and correct in all material respects, in each case as if such representations and warranties were made at and as of the Closing, and Seller shall have performed and satisfied in all material respects all covenants and agreements required to be performed and satisfied by it under this Agreement at or prior to the Closing.

7.2 Actions Pending or Threatened. No claim, action, suit or proceeding shall be pending or threatened against the Seller, which, if adversely determined, would prevent or hinder the consummation of the transactions contemplated by this Agreement or result in the payment of substantial damages as a result of such transactions.

7.3 Regulatory Approvals. All necessary regulatory approvals shall have been obtained.

7.4 Injunction or Other Order. No preliminary or permanent injunction or other order will have been issued by a court of competent jurisdiction or any regulatory body preventing consummation of the transactions contemplated by this Agreement.

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7.5 Disposition of Assets. No material adverse change has occurred with respect to, and Seller has not sold, assigned, transferred, encumbered, conveyed or otherwise disposed of, any portion of the Assets, except as provided in this Agreement.

Seller's obligation to consummate the transactions provided for in this Agreement shall be subject to the satisfaction of each of the following conditions on or before the Closing Date, subject to the right of Seller to waive in writing any one or more of such conditions:

7.6 Representations, Warranties and Covenants of Buyer. All representations and warranties of Buyer contained in this Agreement, to the extent qualified with respect to materiality, shall be true and correct in all respects, and to the extent not so qualified, shall be true and correct in all material respects, in each case as if such representations and warranties were made at and as of the Closing, and Buyer shall have performed and satisfied in all material respects all covenants and agreements required to be performed and satisfied by it under this Agreement at or prior to the Closing.

7.7 Actions Pending or Threatened. No claim, action, suit or proceeding shall be pending or threatened against the Buyer, which, if adversely determined, would prevent or hinder the consummation of the transactions contemplated by this Agreement or result in the payment of substantial damages as a result of such transactions.

7.8 Regulatory Approvals. All necessary regulatory approvals shall have been obtained.

7.9 Injunction or Other Order. No preliminary or permanent injunction or other order will have been issued by a court of competent jurisdiction or any regulatory body preventing consummation of the transactions contemplated by this Agreement.

ARTICLE 8
Termination

8.1 Termination. This Agreement and the transactions contemplated hereby may be terminated at any time prior to the Closing Date:

(a) by the mutual written agreement of Seller and Buyer;

(b) by written notice from either the Buyer or Seller if Closing has not occurred on or before March 31 2020;

(c) by written notice from the Buyer that provides that Buyer has discovered a fact or circumstance directly related to the Assets that renders the Asset non-operational and has caused the Buyer, in Buyer's sole discretion and acting in good faith, to terminate this Agreement. However, before the termination can be final, the Buyer shall afford the Seller a cure period of ten (10) days to rectify the situation to the Acceptance Criteria. Any Earnest Money deposit shall be returned to the Buyer by Seller within seven (7) days of final termination pursuant to this Article 8.1(c); or

(d) by written notice from Buyer if Seller does not cure a Casualty Loss as provided for in Section 2.5 and Section 2.6, and the Earnest Money deposit shall be returned to Buyer by Seller within seven (7) days of said notice.

Notwithstanding the foregoing, a Party shall not be entitled to terminate this Agreement pursuant to Article 8 (b) above if Closing failed to occur due to the breach by such Party of its covenants, obligations or agreement herein.

ARTICLE 9
Miscellaneous

9.1 Governing Law; Arbitration; Attorneys' Fees. This Agreement shall be governed by, construed, interpreted and applied in accordance with the laws of the State of Texas, without giving effect to any conflict of laws rules that would refer the matter to the laws of another jurisdiction. All disputes between the Parties, including all those related to this Agreement, shall be resolved by final binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The proceedings shall be governed by the Federal Arbitration Act and the award may be enforced in any court of competent jurisdiction. If the dispute involves a claim in excess of $1,000,000, three arbitrators shall be employed. Otherwise, a single arbitrator shall be employed. In any arbitration, no discovery depositions shall be taken but each Party shall be entitled to make reasonable requests for documents and information, to which responses shall be due in twenty days. This Agreement creates a relationship whereby a Party may require emergency judicial relief pending final resolution of the dispute by arbitration. In such an event, the Parties consent to stay the judicial proceeding immediately at the conclusion of the emergency proceeding in order to allow final resolution by arbitration. All administrative costs of the arbitration shall be split evenly between the Parties. Each Party shall be responsible for paying its own expert fees and litigation expenses and not those of the adversary. The arbitration hearing shall be conducted in Dallas, Texas. The prevailing Party in any action or proceeding relating to this Agreement shall be entitled to recover reasonable attorneys' fees and other costs from the non-prevailing Party, in addition to any other relief to which such prevailing Party may be entitled.

9.2 Successors and Assigns. The provisions hereof shall inure to the benefit of, and be binding upon, the permitted assigns, successors, heirs, executors and administrators of the parties hereto. This Agreement may not be assigned by either party without the written consent of the other party, and any attempted assignment without such consent shall be null and void.

9.3 Entire Agreement; Amendment. This Agreement (including the Schedules and Exhibits hereto), the other documents delivered pursuant hereto and referenced herein constitute the full and entire understanding and agreement between the parties regarding Buyer's purchase, and Seller's sale, of the Assets and supersede any other agreement, written or oral, with regard to the subject matter hereof except the covenant of Seller in paragraph 8 of that certain Letter of Intent signed by the Parties on February 5, 2020, which shall continue to bind Seller. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated, except by a written instrument signed by the Parties hereto.

9.4 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be delivered by FedEx or DHL, by confirmed facsimile transmission or verified email

transmission, and shall be deemed given when received at the addresses of the parties set forth below, or at such other address furnished in writing by one Party to the other Party hereto.

If to Seller:
Ahmed Lotfy
Office 13H Almas Tower
JLT
Dubai
UAE
Email: ahmed.lotfy@viking-intl.com

If to Buyer:
Robert Dunn
Zion Oil & Gas, Inc.
12655 N. Central Expressway
Suite 1000
Dallas, Texas 75243
Email: robert.dunn@zionoil.com

9.5 No Third Party Beneficiary. There shall be no third party beneficiary hereof. Neither the availability of, nor any limit on, any remedy hereunder shall limit the remedies of any party hereto against third parties.

9.6 Severability. If any provision of this Agreement becomes or is declared by a tribunal of competent jurisdiction to be illegal, unenforceable or void, the portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement, and such tribunal will replace such illegal, void or unenforceable provision with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void, or unenforceable provision. The balance of this Agreement shall be enforceable in accordance with its terms.

9.7 Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument. Any counterpart may be delivered by facsimile or scanned email; provided, that, attachment thereof shall constitute the representation and warranty of the person delivering such signature that such person has full power and authority to attach such signature and to deliver this Agreement.

9.8 Titles and Subtitles. The titles of the paragraphs and subparagraphs hereof are for convenience of reference only and are not to be considered in construing this Agreement. References to an Article or an Exhibit herein are references to an Exhibit or Article of this Agreement. The words "herein," "hereof," "hereto" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

9.9 Expenses. Except as otherwise expressly provided herein, each party hereto will bear its respective costs and expenses incurred in connection with the preparation, execution and performance of this

WHA

Agreement and the transactions contemplated herein or therein, including without limitation all fees and expenses of agents, representatives, counsel and accountants.

9.10 Public Announcement. Within four (4) business days after the Effective Date, Buyer, as a publicly traded company listed on a stock exchange, is required to file a Form 8-K with the SEC, which Buyer will follow with a press and email release, announcing the key provisions of this Agreement. To the extent possible, Buyer will avoid attaching a copy of this Agreement to the Form 8-K and attach a memorandum of agreement in its place.

9.11 Exclusive Dealing. Since February 5, 2020, the date of the parties' letter of intent, the Seller has not entered into, and commencing with the Execution Date Seller will not enter into, any agreement, discussions or negotiations with, or provide information to, any third party (person or entity), tender the Assets or solicit, encourage, entertain or consider any inquiries or proposals from any third party (person or entity) with respect to the Assets or any components thereof or any business combination involving the Assets by way of merger, consolidation or other transaction.

9.12 Waiver of Jury Trial; Punitive Damages. EACH OF SELLER AND BUYER HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY (A) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY A JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR DIRECTLY OR INDIRECTLY AT ANY TIME ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR ASSOCIATED HEREWITH, (B) WAIVES, TO THE MAXIMUM EXTENT NOT PROIDBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION OR ARBITRATION ANY "SPECIAL DAMAGES," AS DEFINED BELOW, (C) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (D) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS PARAGRAPH. AS USED IN THIS PARAGRAPH, "SPECIAL DAMAGES" INCLUDES ALL SPECIAL, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES (REGARDLESS OF HOW NAMED).

9.13 Indemnities and Conspicuousness of Provisions. EXCEPT AS EXPRESSLY PROVIDED OTHERWISE IN THIS AGREEMENT, THE RELEASE, DEFENSE, INDEMNIFICATION AND HOLD HARMLESS PROVISIONS PROVIDED FOR IN THIS AGREEMENT SHALL BE APPLICABLE WHETHER OR NOT THE CLAIMS, DEMANDS, SUITS, CAUSES OF ACTION, LOSSES, DAMAGES, LIABILITIES, FINES, PENALTIES AND COSTS (INCLUDING ATTORNEYS' FEES AND COSTS OF LITIGATION) IN QUESTION AROSE SOLELY OR IN PART FROM THE ACTIVE, PASSIVE OR CONCURRENT NEGLIGENCE, STRICT LIABILITY, BREACH OF DUTY (STATUTORY OR OTHERWISE), VIOLATION OF LAW, OR OTHER FAULT OF ANY INDEMNIFIED PARTY, OR FROM ANY PRE-EXISTING DEFECT. The Parties agree that provisions of this Agreement in "ALL CAPS" or "bold" type satisfy any requirement at law or in equity that such provisions be conspicuously marked or highlighted.

IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the Effective Date.

SELLER:

CENTRAL EUROPEAN DRILLING Kft

By: [signature]

Name: Ahmed H. Lotfy
Title: CEO

BUYER:

ZION OIL & GAS, INC.

By: [signature]

Name: William H. Avery
Title: President